UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 12, 2020

Date of Report (Date of earliest event reported):

IMMERSION CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

330 Townsend Street, Suite 234, San Francisco, CA 94107

(Address of principal executive offices and zip code)

(408) 467-1900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IMMR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Immersion Corporation held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) on June 12, 2020. At the Annual Meeting, the following proposals were adopted as follows:

1.
The election of eight (8) directors, Sharon Holt, Sumit Agarwal, Stephen Domenik, Franz Fink, Matthew Frey, Ramzi Haidamus, William Martin and Eric Singer, each to serve until the 2021 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal:

Nominee	Shares For	Shares Withheld	Broker Non-Votes
Sharon Holt	18,111,111	368,563	4,695,017
Sumit Agarwal	18,117,777	361,897	4,695,017
Stephen Domenik	18,168,561	311,113	4,695,017
Franz Fink	18,170,941	308,733	4,695,017
Matthew Frey	18,168,461	311,213	4,695,017
Ramzi Haidamus	18,162,073	317,601	4,695,017
William Martin	18,164,132	315,542	4,695,017
Eric Singer	18,185,035	294,639	4,695,017

2.	Ratification of the Appointment of Armanino LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
22,485,934	643,229	45,528	0

3.	Advisory vote on the compensation of the Company’s named executive officers:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
13,312,837	5,131,663	35,174	4,695,017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date:	June 16, 2020	By:	/s/ MIKE OKADA
Name: Mike Okada
Title: General Counsel